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                                                                    Exhibit 3.35


                        AMENDMENT TO OPERATING AGREEMENT

                     OF BLACK HAWK/JACOBS ENTERTAINMENT, LLC

                  THIS AMENDMENT TO OPERATING AGREEMENT (this "Amendment") is made and entered into as of the 22nd day of February, 2002, by and among Black Hawk Gaming & Development Company, Inc., a Colorado corporation ("Black Hawk") and Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified").

                                    RECITALS:

                  A. Black Hawk, BH Entertainment Ltd., an Ohio limited liability company ("Entertainment") and Diversified entered into an Operating Agreement made as of the 12th day of November, 1996, as amended by the Amendment to Operating Agreement made and entered into as of the 22nd day of January, 1997 (together, the "Initial Operating Agreement") for the purposes of joining together to form Black Hawk/Jacobs Entertainment, LLC, a Colorado limited liability company (the "Company").

                  B. As of the date hereof, all right, title and interest in Entertainment's 24% Membership Interest was transferred to Diversified pursuant to the liquidation and dissolution of Entertainment making Diversified the owner of 25% of the Membership Interest.

                  C. Black Hawk and Diversified desire to amend and restate the terms and conditions of the Initial Operating Agreement to reflect the foregoing transfer and to modify the Initial Operating Agreement in certain other respects.

                  NOW, THEREFORE, the Initial Operating Agreement is hereby amended and restated as follows:

                                   AGREEMENTS:

                  In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Black Hawk and Diversified hereby agree as follows:

                  1. The definition in Article I of the term "Manager" is hereby deleted in its entirety, and the following is inserted in lieu thereof:

                  "Manager" shall mean Black Hawk or any other Person that accompanies or succeeds it in that capacity in accordance with this Operating Agreement.

                  2. The definition in Article I of the term "Member" is hereby deleted in its entirety, and the following is inserted in lieu thereof:

                  "Member" shall mean each of Black Hawk and Diversified in their capacities as Members, and thereafter shall mean each of the foregoing so long as it remains a Member of the Company in accordance with the terms of this Operating Agreement, and each person who may hereafter become a Member in accordance with the terms of this Operating Agreement.

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                  3. The definition in Article I of the term "Membership
Interest" is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "Membership Interest" shall mean the entire interest of a Member in the Company, including without limitation, the right to receive distributions (liquidation or otherwise) and allocations of profits and losses. Initial Membership Interests of the Members are as follows, although actual voting, governance and other rights deriving from membership, and the allocation of them, are subject to the specific provisions of this Operating Agreement:

                  Black Hawk  - 75%

                  Diversified - 25%

                  4. The definition in Article I of the term "Policy Board" is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "Policy Board" shall mean the board established by the Members as contemplated by Section 5.3, which Policy Board shall have full responsibility and authority for the operation and management of the Company's business affairs. The Policy Board shall have four members (2 appointed by Diversified and two appointed by Black Hawk).

                  5. The definition of "Tax Matters Partner" is hereby deleted in its entirey and the following is inserted in lieu thereof:

                  "Tax Matters Partner" means Black Hawk.

                  6. Section 2.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  SECTION 2.1 Members. The names and business addresses of the Members are as follows:

                  Black Hawk Gaming & Development Company, Inc.
                  240 Main Street
                  Black Hawk, Colorado 80422

                  Diversified Opportunities Group Ltd.
                  240 Main Street
                  Black Hawk, Colorado 80422

                  7. Section 5.1(c) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  (c) The Members hereby designate Black Hawk as the Manager.

                  8. Sections 5.3(b) and (c) are hereby deleted in their entirety, and the following are inserted in lieu thereof:

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                  (b) There shall be four members of the Policy Board. The
Policy Board members and the Member of the Company appointing such individuals are as follows:

                  Diversified                      Black Hawk
                  -----------                      ----------
                  1. Jeffrey P. Jacobs             1. Stephen R. Roark
                  2. David C. Grunenwald           2. Stanley Politano

                  All members of the Policy Board shall serve in such capacity without compensation from the Company. Each Member of the Company may at any time and from time to time upon Notice to the other Members replace any of its designees to the Policy Board should such designee die, become disabled, resign or for any reason cease to serve on the Policy Board.

                  (c) [INTENTIONALLY DELETED]

                  9. Section 7.1(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  (a) The parties hereto acknowledge and agree that in accordance with Treasury Regulations 1.704-1(b)(2)(iv)(l) upon the transfer by Entertainment of its Membership Interest in the Company to Diversified, the capital account of Entertainment carried over to Diversified. The Capital Account of Diversified is as set forth on Exhibit B.

                  10. Section 7.1(b) is hereby deleted in its entirety and the following in inserted in lieu thereof:

                  (b) The Capital Account of Black Hawk is as set forth on Exhibit B. [NEED TO UPDATE EXHIBIT B]

                  11. Section 15.1 is hereby deleted in its entirety and the following is inserted in lieu thereof:

                If to Black Hawk:  Black Hawk Gaming & Development Company, Inc.
                                   240 Main Street
                                   Black Hawk, Colorado 80422
                                   Attention: Stephen R. Roark, President
                                   Fax No. (303) 582-0239

                If to Diversified: c/o Gameco, Inc.
                                   240 Main Street
                                   Black Hawk, Colorado 80422
                                   Attention: Stephen R. Roark, President
                                   Fax No. (303) 582-0239

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                 With a copy to:

                                   Baker & Hostetler LLP
                                   3200 National City Centre
                                   1900 East Ninth Street
                                   Cleveland, Ohio 44114
                                   Attention:  Robert A. Weible
                                   Fax No. (216) 696-0740

                  11. Section 15.19 is hereby deleted in its entirety.

                  12. No Other Modifications. Except as modified herein, all other terms and conditions of the Initial Operating Agreement shall remain unaffected and in full force and effect.

                  13. Binding Effect: Governing Law. This Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, and shall be governed by and construed in accordance with the laws of the State of Colorado.

                  14. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the date first above written.

                                   BLACK HAWK GAMING &
                                   DEVELOPMENT COMPANY, INC.


                                   By:         /s/ Stephen R. Roark
                                               --------------------------------
                                   Print Name: Stephen R. Roark
                                   Title:      President


                                   DIVERSIFIED OPPORTUNITIES GROUP LTD.

                                   By:  GAMECO, INC., Its Sole Member
                                        -----------------------------
                                        Jeffrey P. Jacobs, President

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